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                                                                     EXHIBIT 5.1

(VALERO ENERGY CORPORATION LOGO)                             JAY D. BROWNING
                                                             Vice President and
                                                             Corporate Secretary

                                  July 10, 2003

Valero Energy Corporation
One Valero Place
San Antonio, Texas 78212

Ladies and Gentlemen:

         I am Vice President and Corporate Secretary of Valero Energy Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time of up to $250,000,000 aggregate initial offering price of (a) shares of 2% mandatory convertible preferred stock, par value $.01 per share, of the Company (the "Convertible Preferred Stock")and (b) shares of common stock, par value $.01 per share, of the Company, issuable upon conversion of the Convertible Preferred Stock (the "Common Stock"). The Convertible Preferred Stock and the Common Stock may be hereinafter referred to as the "Securities."

         In furnishing this opinion, I or members of my staff have examined and relied without investigation as to matters of fact upon copies of the Restated Certificate of Incorporation and Amended and Restated By-laws of the Company, as amended to date (together, the "Charter Documents"), the Certificate of Designation filed as exhibit to the Registration Statement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

         In connection with this opinion, I have assumed: (a) the genuineness of all signatures on all documents examined by me; (b) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies; (c) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (d) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the terms of the offering and the Securities offered thereby; and (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

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Valero Energy Corporation
July 10, 2003
Pg. 2

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2. The shares of Convertible Preferred Stock have been duly authorized, validly issued, and are fully paid and non-assessable.

         3. The Common Stock has been duly authorized and reserved for issuance and, when certificates representing the Common Stock have been duly executed, countersigned, registered and delivered or if uncertificated, valid book-entry notations are made in the share register of the Company, upon conversion of the Convertible Preferred Stock in accordance with the terms of the Convertible Preferred Stock and the Certificate of Designation, the Common Stock will be validly issued, fully paid and non-assessable.

         The opinions set forth above are limited in all respects to matters of Texas law, the General Corporation Law of the State of Delaware and the federal laws of the United States, in each instance as currently in effect, and in each case, exclusive of municipal, local and county ordinances, laws, rules and regulations. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ JAY BROWNING
                                                     ---------------------------
                                                     Jay D. Browning